Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$987,027
Unrealized Gain (Loss) on Market Value of Futures	4,029,123
Dividend Income	17,181
Interest Income	91,178
Total Income (Loss)	$5,124,509

Expenses
General Partner Management Fees	$41,646
Professional Fees	12,700
Brokerage Commissions	984
Non-interested Directors' Fees and Expenses	717
NYMEX License Fee	1,041
Total Expenses	$57,088
Net Income (Loss)	$5,067,421

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$82,681,292
Net Income (Loss)	5,067,421

Net Asset Value End of Month	$87,748,713
Net Asset Value Per Share (3,650,000 Shares)	$24.04

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612